Exhibit 10.4
Portions of this exhibit indicated by bracketed asterisks have been omitted because they are not material and would cause competitive harm to Arbutus Biopharma Corporation if publicly disclosed.

Execution Copy
FIRST AMENDMENT TO CROSS LICENSE AGREEMENT

This FIRST AMENDMENT TO CROSS LICENSE AGREEMENT, dated as of June 27, 2018 (this “Amendment”), is entered into by and among Genevant Sciences Ltd., a Bermuda exempted limited company (the “Company”); Genevant Sciences GmbH, a limited liability company organized under the laws of Switzerland and a wholly owned indirect subsidiary of Company; and Arbutus Biopharma Corporation, a British Columbia corporation (“Arbutus”).

Arbutus and the Company are sometimes referred to in this Amendment collectively as the “Parties” and individually as a “Party.” Defined terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Company and Arbutus previously entered into that certain Cross License Agreement, dated as of April 11, 2018 (the “Agreement”);

WHEREAS, the Agreement is in the process of being assigned from the Company to Genevant Sciences GmbH, who shall assume all rights and obligations under the Agreement and the First Amendment upon completion of such assignment; and

WHEREAS, the Parties desire to amend certain portions of the Agreement as set forth below and in compliance with Section 9.10 of the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Amendments to Section 1.1.

(a) Section 1.1 of the Agreement is hereby amended by adding the following definitions:

(i) After “Arbutus Patents”, add the following paragraph:

“‘Bona Fide Collaboration’ and ‘Bona Fide Collaboration Products’ are defined in Section 3.2(b)(iii).”

(ii) After “Marketing Authorization Approval”, add the following paragraph:

“Naked Sublicense’ and ‘Naked Sublicense Products’ are defined in Section 3.2(b)(iii).”

Exhibit 10.4
(iii) After “Royalty Term”, add the following paragraph:

“‘Royalty-Related Receipts’ is defined in Section 3.2(b)(iii).”

2. Amendment to Section 3.2.

Section 3.2 of the Agreement is hereby deleted and replaced in its entirety to read as follows:

“3.2 Royalty Payments. As additional consideration of the grant of the license in Section 2.1, during the Royalty Payment Term for any approved and commercialized Product Covered by one or more Valid Claims of an Arbutus Patent, the Company shall pay to Arbutus the following amounts:

(a) a royalty (“Royalty”) as follows:

(i) an amount equal to [***] ([***]) of aggregate Net Sales of Products in the Territory to the extent that such Net Sales are less than [***],

(ii) an amount equal to [***] ([***]) of aggregate Net Sales of Products in the Territory to the extent that such Net Sales are equal to or greater than [***] and less than [***], and

(iii) an amount equal to [***] ([***]) of aggregate Net Sales of Products in the Territory to the extent that such Net Sales are equal to or greater than [***]; or

(b) in respect of Naked Sublicense Products and Bona Fide Collaboration Products, an amount equal to the lesser of the Royalties set forth in Section 3.2(a)(i)-(iii) and:

(i) in the case of Naked Sublicense Products, twenty percent (20%) of Royalty Related Receipts, and

(ii) in the case of Bona Fide Collaboration Products, [***] ([***]) of Royalty-Related Receipts.

(iii) For purposes of this Section 3.2(b):

‘Bona Fide Collaboration’ means a collaboration between the Company or any of its Subsidiaries and one or more Third Parties involving Research, Development, Manufacture and/or Commercialization of one or more Products and established under a written agreement in which (a) the scope of the licenses granted, and financial or other commitments of value, are of material value to the Company and its Subsidiaries, and (b) the Company or any of its Subsidiaries undertakes and performs substantial, mutual Research, Development, Manufacturing and/or Commercialization

Exhibit 10.4
activity in collaboration with such Third Party. For purposes of clarity, it is understood and agreed that no collaboration in which all or substantially all of the Company’s contributions or anticipated contributions are or will be in the form of the grant by the Company of sublicenses to the Licensed Intellectual Property will be considered a Bona Fide Collaboration.

‘Bona Fide Collaboration Products’ means Products that are Researched, Developed, Manufactured, and/or Commercialized pursuant to a Bona Fide Collaboration.

‘Naked Sublicense’ means a transaction in which all or substantially all of the Company’s and its Subsidiaries’ contributions or anticipated contributions are or will be in the form of the grant by the Company of sublicenses to the Licensed Intellectual Property.

‘Naked Sublicense Products’ means Products that are Researched, Developed, Manufactured, and/or Commercialized by a Third Party pursuant to a Naked Sublicense.

‘Royalty-Related Receipts’ means the amounts received by the Company or its Subsidiaries pursuant to a Naked Sublicense or Bona Fide Collaboration, either (i) in the form of royalties, shared profits, co-promotion revenues or alliance revenues in respect of sales or other dispositions of any Naked Sublicense Product or Bona Fide Collaboration Product, as the case may be, or (ii) if the Company books sales of Product, the Net Sales by the Company and its Subsidiaries in respect of such Product. For further clarity, Royalty-Related Receipts shall be considered Royalties for all purposes of this Agreement other than Section 3.2(a) and this Section 3.2(b).

(c) Following expiry of the Royalty Payment Term in respect of any Product or country (i) the licenses granted to the Company with respect to such Product and country become fully paid-up, sublicensable (subject to Section 2.3), royalty-free, exclusive, transferable, perpetual and irrevocable licenses and (ii) the obligation of the Company to pay any Royalty with respect to sales of Products in such country shall terminate. Without limiting the definition of the Royalty Payment Term, it shall be deemed to expire upon the expiration of all Valid Claims of Patents within the Licensed Intellectual Property that exist in such country. Except as specifically provided in this Section 3.2, the Royalties due and payable under this Section 3.2 shall not be subject to any reduction or offset.”

4. Miscellaneous. The provisions of Article IX of the Agreement shall apply to this Amendment mutatis mutandis.

5. Effectiveness. This Amendment shall be deemed effective as of the date hereof. Except as expressly amended hereby, the Agreement shall remain in full force and effect and shall be

Exhibit 10.4
otherwise unaffected hereby. In the event any provision of this Amendment shall in any way conflict with the provisions of the Agreement, this Amendment shall control.

[Remainder of page intentionally blank; signature pages follow]

Exhibit 10.4

Execution Copy

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed on their own behalf or by their respective officers thereunto duly authorized, all as of the date first above written.

GENEVANT SCIENCES LTD. By: /s/ Marianne L. Romeo Name: Marianne L. Romeo Title: Head, Global Transactions & Risk Management

By:	/s/ Marianne L. Romeo
Name: Marianne L. Romeo
Title: Head, Global Transactions & Risk Management

GENEVANT SCIENCES GmbH By: /s/ Marianne L. Romeo Name: Marianne L. Romeo Title: Head, Global Transactions & Risk Management

By:	/s/ Sascha Bucher
Name: Sascha Bucher
Title: Head of Global Transactions

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Mark J. Murray
Name: Mark J. Murray
Title: President and CEO

Execution Copy
Date of June 27, 2018 inserted by:

/s/ Constantine Linnik
Name: Constantine Linnik
Title: General Counsel, Genevant Sciences, Inc.

[Signature Page to Amendment to Cross-License Agreement]